 Exhibit (a)(1)(D)
Offer to Purchase
Up to 2,222,222 Shares of Common Stock
of
LANDS’ END, INC.
at
$45.00 per share in cash, without interest and less any applicable tax withholding by
LEWHP, LLC
a wholly owned indirect subsidiary of
WH TOPCO, L.P. (d/b/a WHP Global)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON MARCH 26, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
February 26, 2026
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated February 26, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by LEWHP, LLC, a Delaware limited liability company (“Purchaser”) and a wholly owned indirect subsidiary of WH Topco, L.P., a Delaware limited partnership (“WHP Global”) (d/b/a WHP Global) to purchase up to 2,222,222 of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Lands’ End, Inc., a Delaware corporation (“Lands’ End”), in exchange for $45.00 per Share in cash, without interest and less any applicable tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1. The Offer Price for the Offer is $45.00 per Share in cash, without interest and less any applicable tax withholding.
2. The Offer is being made for up to 2,222,222 of the issued and outstanding Shares. If Lands’ End’s stockholders tender more than 2,222,222 Shares, Purchaser will purchase Shares on a pro rata basis. This means that Purchaser will purchase from each tendering Lands’ End stockholder a number of Shares calculated by multiplying the number of Shares validly tendered (and not validly withdrawn) by such stockholder by a proration factor. The proration factor will equal 2,222,222 divided by the total number of Shares properly tendered and not withdrawn.
3. The Offer is being made pursuant to a Membership Interest Purchase Agreement, dated as of January 26, 2026 (as it may be amended from time to time, the “Purchase Agreement”), by and among

Lands’ End, Lands’ End Direct Merchants, Inc., a Delaware corporation and wholly owned subsidiary of Lands’ End, Purchaser, WH Borrower, LLC, a Delaware limited liability company and wholly owned subsidiary of WHP Global, and WHP Global. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction of the conditions set forth in Section 15 of the Offer to Purchase, including, among others, the requirement that the closing of the Transactions (as defined in the Offer to Purchase) occurs substantially concurrently with the closing of the Offer. Purchaser will not close the Offer unless the Transactions are closed substantially concurrently therewith. There is no financing condition to the Offer or the Transactions. For the avoidance of doubt, the Offer will not close, and no payment for tendered Shares will be made, until after the Expiration Time has passed and all Offer Conditions have been satisfied or waived. If the closing of the Transactions is delayed beyond April 2, 2026, Purchaser expects to extend the Offer (subject to the Outside Date, as defined in the Offer to Purchase) for such period(s) as necessary for the Offer and the Transactions to close substantially concurrently. The Offer will not close unless the Transactions close.
4. The Offer and withdrawal rights will expire at the Expiration Time. The term “Expiration Time” means one minute past 11:59 p.m., Eastern Time, on March 26, 2026, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the Purchase Agreement, in which case the term “Expiration Time” means such subsequent time on such subsequent date.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the Instruction Form. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.
The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase
Up to 2,222,222 Shares of Common Stock
of
LANDS’ END, INC.
at
$45.00 per share in cash, without interest and less any applicable tax withholding by
LEWHP, LLC
a wholly owned indirect subsidiary of
WH TOPCO, L.P. (d/b/a WHP Global)
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 26, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by LEWHP, LLC, a Delaware limited liability company (“Purchaser”) and a wholly owned indirect subsidiary of WH Topco, L.P., a Delaware limited partnership (“WHP Global”) (d/b/a WHP Global), to purchase up to 2,222,222 of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Lands’ End, Inc., a Delaware corporation (“Lands’ End”), in exchange for $45.00 per Share in cash, without interest and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion, which determination will be final and binding on all parties, subject to the rights of holders of Shares to challenge such determination with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court. In addition, the undersigned understands and acknowledges that:
1. Purchaser reserves the absolute right to (i) reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in Purchaser’s opinion, be unlawful and (ii) waive any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders.
2. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to Purchaser’s satisfaction.
3. None of Purchaser, WHP Global or any of their respective affiliates or assigns, Computershare Trust Company, N.A., in its capacity as the depositary and paying agent, Georgeson LLC, in its capacity as the information agent, or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Number of Shares to be Tendered:	SIGN HERE
Shares*	Signature(s)
Account No.:
Dated:	Please Print Name(s) and Address(es) Here
Area Code and Phone Number
Tax Identification Number or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.